SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

PINNACLE BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12707 (Commission File Number)	72-1370314 (I.R.S. Employer Identification No.)

1811 Second Avenue, Jasper, Alabama 35502-1388

(Address of Principal Executive Offices)

(205) 221-4111

Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure

     On December 22, 2003, the Registrant raised $3.0 million through the issuance of trust preferred securities by Pinnacle Capital Trust I, a newly formed special purpose Delaware statutory trust. The trust preferred securities are expected to qualify as Tier I capital for regulatory purposes and will bear an interest rate equal to three-month LIBOR plus 2.85%. The securities are redeemable by the Registrant in whole or in part after five years, or earlier under certain circumstances. The Registrant intends to use the proceeds from the offering to fund various business activities, including internal and external growth.

Item 7. Financial Statements and Exhibits

Exhibit 10.1	Purchase Agreement dated as of December 16, 2003 among Pinnacle Capital Trust I (Issuer), Pinnacle Bancshares, Inc. (Sponsor) and Bear, Stearns & Co., Inc. (Initial Purchaser).

Exhibit 10.2	Indenture dated as of December 22, 2003 between Pinnacle Bancshares, Inc. and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE BANCSHARES, INC.

DATE: December 31, 2003	By: /s/ Robert B. Nolen, Jr.

Robert B. Nolen, Jr.
President and Chief Executive
Officer

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